SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2007

Date of Report

(Date of earliest event reported)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices) (Zip code)

(650) 474-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 below is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2007, the Board of Directors (the “Board”) of Threshold Pharmaceuticals, Inc. (the “Company”), based upon the approval and recommendation of the Board’s Compensation Committee (the “Committee”), approved the payment of bonuses to the Company’s executive officers for services rendered to the Company during the fiscal year ended December 31, 2006 in the following amounts: Dr. Harold E. Selick, the Company’s Chief Executive Officer—$100,000 (acted on and approved solely by the independent members of the Board), Dr. Michael F. Brawer, the Company’s Interim Chief Medical Officer—$50,000, and Ms. Cathleen P. Davis, the Company’s Vice President, Finance and Controller—$50,000.

In addition, the Board, based upon the approval and recommendation of the Committee, approved an increase to Ms. Davis’ base salary, effective January 1, 2007, to $250,000. The Board, based upon the approval and recommendation of the Committee, also approved the promotion of Mr. Kevin Kaster, to Senior Vice President, Corporate Development with a base salary of $185,500. Mr. Kaster will continue his part-time employment with the Company.

Lastly, the Board, based upon the approval and recommendation of the Committee, granted an incentive stock option to each of the Company’s executive officers under the Company’s 2004 Amended and Restated Equity Incentive Plan (the “Plan”) and pursuant to the standard form of Option Exercise and Stock Purchase Agreement under the Plan, which form was filed as Exhibit 10.25 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 17, 2006. Each option is exercisable for the following number of shares of the Company’s common stock (“Common Stock”): Dr. Selick – 250,000 shares, Dr. Brawer – 50,000 shares, Ms. Davis – 100,000 shares, and Mr. Kaster, 75,000 shares. Each of these options has a term of 10 years and a vesting commencement date of March 20, 2007. The shares of Common Stock subject to each option will vest as to 1/48th of the shares on a monthly basis such that the options are 100% vested as of March 20, 2011, assuming such executive officer continues to remain an employee of the Company. The exercise price per share for each option is $1.50 per share, the closing sales price of the Company’s Common Stock on the Nasdaq Global Market on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Threshold Pharmaceuticals, Inc.

Date: March 26, 2007	By:	/s/ Harold E. Selick
Harold E. Selick Chief Executive Officer